Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Current Report on Form 8-K of Fred Meyer, Inc. of our report dated March 21, 1997, included in the Annual Report on Form 10-K/A dated July 23, 1997 of Quality Food Centers, Inc. for the year ended December 28, 1996.


DELOITTE & TOUCHE LLP

Seattle, Washington
March 13, 1998